  Exhibit 10.7

RESTRICTED STOCK AWARD AGREEMENT
ADGERO BIOPHARMACEUTICALS HOLDINGS, INC.
This Restricted Stock Award Agreement (the “Agreement”), dated as of the “Award Date” set forth in the attached Exhibit A (the “Award Date”), is entered into between Adgero Biopharmaceuticals Holdings, Inc., a Delaware corporation (the “Company”), and the individual named in Exhibit A hereto (the “Awardee”).
WHEREAS, the Company desires to provide the Awardee an incentive to participate in the success and growth of the Company through the opportunity to earn a proprietary interest in the Company; and
WHEREAS, to give effect to the foregoing intention, the Company desires to grant the Awardee a Restricted Stock Award, pursuant to the Adgero Biopharmaceuticals Holdings, Inc. 2016 Equity Incentive Plan (the “Plan”);
NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for good and valuable consideration, the parties hereto agree as follows:
1. Award. The Company hereby awards the Awardee a Restricted Stock Award for the number of restricted shares of Common Stock (each a “Restricted Share” and collectively the “Restricted Shares”) set forth in Exhibit A hereto, subject to the terms and conditions set forth herein and the provisions of the Plan, the terms of which are incorporated herein by reference. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings as set forth in the Plan.
2. Restrictions on Sale or Other Transfer. Each Restricted Share awarded to the Awardee pursuant to this Agreement shall be subject to acquisition by the Company and may not be sold, transferred, assigned or pledged or otherwise be the subject of any disposition during the “Restriction Period” as defined below. Each Restricted Share shall be held physically or in book entry form with the Company’s transfer agent until the restrictions set forth above with respect to such Restricted Share lapse in accordance with the provisions of Section 3 or until such Restricted Share is forfeited pursuant to Section 3. Restricted Shares shall be delivered to the Awardee only when and to the extent that the restrictions set forth in Section 3 with respect to such Restricted Shares lapse.
3. Restriction Period. The Restricted Shares shall become vested, and the restrictions applicable to the Restricted Shares shall lapse (such period, the “Restriction Period”) as set forth in Exhibit A. Subject to the terms of this Agreement, the Awardee shall forfeit the Restricted Shares to the extent that the Awardee does not satisfy the applicable vesting requirements set forth in Exhibit A.
4. Rights as Shareholder. Except with respect to the restrictions set forth in Section 2 above, upon the issuance to the Awardee of Restricted Shares hereunder, the Awardee shall have all the rights of a shareholder of Common Stock with respect to such Restricted Shares, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto; provided, however, that such dividends and other distributions shall be retained by the Company for the Awardee’s account and for delivery to the Awardee, together with the Restricted Shares as and when said restrictions and conditions shall have been satisfied, expired or lapsed.

5. Forfeiture. Except to the extent otherwise provided in Section 3, upon termination of the Awardee’s employment or other Service with the Company and its Subsidiaries, any Restricted Shares as to which the Restriction Period has not then lapsed shall (together with any dividends or distributions paid or declared thereon) be forfeited by Awardee and such Restricted Shares (together with any dividends or distributions paid or declared thereon) shall thereupon be transferred to the Company at no cost to the Company.
6. Government Regulations. Notwithstanding anything contained herein to the contrary, the Company’s obligation hereunder to issue or deliver shares of Common Stock shall be subject to the terms of the Plan, all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.
7. Investment Purpose. The Awardee represents and warrants that unless the Restricted Shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), any and all shares of Common Stock acquired by the Awardee under this Agreement will be acquired for investment for the Awardee’s own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such shares of Common Stock within the meaning of the Securities Act. The Awardee agrees not to sell, transfer or otherwise dispose of such shares unless they are either (1) registered under the Securties Act and all applicable state securities laws, or (2) exempt from such registration in the opinion of Company counsel.
8. Securities Law Restrictions. Regardless of whether the offering and sale of shares of Restricted Shares pursuant to this Agreement and the Plan have been registered under the Securities Act, or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such shares of Common Stock (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary in order to achieve compliance with the Securities Act or the securities laws of any state or any other law.
9. Lock-Up Agreement. The Awardee hereby agrees that in the event that the Restriction Period lapses with respect to any of the Restricted Shares at a time during which any directors or officers of the Company have agreed with one or more underwriters not to sell securities of the Company, then Awardee shall enter into an agreement, in form and substance satisfactory to the Company, pursuant to which the Awardee shall agree to restrictions on transferability of such Restricted Shares, and any Restricted Shares for which the Restriction Period may lapse during such time, comparable to the restrictions agreed upon by such directors or officers of the Company.

10. Withholding Taxes. The Company shall have the right to require the Awardee to remit to the Company, or to withhold from amounts payable to the Awardee, as compensation or otherwise, the minimum statutory amount required to satisfy all federal, state and local income tax withholding requirements and the Awardee’s share of applicable employment withholding taxes (including, without limitation, any such income or employment taxes resulting from (i) the expiration of restrictions set forth hereunder that are applicable to any Restricted Shares or (ii) an election made by the Awardee under Section 83(b) of the Internal Revenue Code of 1986, as amended, (the “Code”)).
11. Awardee Representations. The Awardee has reviewed with the Awardee’s own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Awardee is relying solely on such advisors, and not on any statements or representations of the Company or any of its agents, if any, made to the Awardee. The Awardee understands that the Awardee (and not the Company) shall be responsible for the Awardee’s own liability arising as a result of the transactions contemplated by this Agreement.
12. Section 83(b) Election. The Awardee hereby acknowledges that the Awardee has been informed that, with respect to the Restricted Shares, the Awardee may file an election with the Internal Revenue Service, within 30 days of the execution of this Agreement, electing pursuant to Section 83(b) of the Code to be taxed currently on any difference between the purchase price of the Restricted Shares and their fair market value on the date of purchase. Absent such an election, taxable income will be measured and recognized by the Awardee at the time or times at which the forfeiture restrictions on the Restricted Shares lapse. The Awardee is strongly encouraged to seek the advice of his or her own tax consultant in connection with the issuance of the Restricted Shares and the advisability of filing of the election under Section 83(b) of the Code. THE AWARDEE ACKNOWLEDGES THAT IT IS NOT THE COMPANY’S RESPONSIBILTY, BUT RATHER IS THE AWARDEE’S SOLE RESPONSIBILITY, TO FILE THE ELECTION UNDER SECTION 83(b) TIMELY. If the Awardee files an election under Section 83(b) of the Code, the Awardee shall promptly furnish the Company with a copy of the election. A form of election under Section 83(b) of the Code is attached hereto as Exhibit B for reference.
13. Employment. The Awardee acknowledges and agrees that (i) nothing in this Agreement or the Plan confers on the Awardee any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way the Awardee’s right or the Company’s right to terminate the Awardee’s employment, service, or consulting relationship at any time, with or without cause, subject to any employment agreement that may have been entered into by the Commpany and the Awardee; and (ii) the Company would not have granted this Award to the Awardee but for these acknowledgements and agreements.
14. Notices. Notices or communications to be made hereunder shall be in writing and shall be delivered in person, by registered mail, by confirmed facsimile or by a reputable overnight courier service to the Company at its principal office or to the Awardee at his or her address contained in the records of the Company. Alternatively, notices and other communications may be provided in the form and manner of such electronic means as the Company may permit.

15. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Awardee with respect to the subject matter hereof, and may not be modified adversely to the Awardee’s interest except by means of a writing signed by the Company and the Awardee. In the event of any conflict between this Agreement and the Plan, the Plan shall be controlling. This Agreement shall be construed under the laws of the State of Delaware, without regard to conflict of laws principles.
16. Opportunity for Review. Awardee and the Company agree that this Award is granted under and governed by the terms and conditions of the Plan and this Award Agreement. The Awardee has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting this Award Agreement and fully understands all provisions of the Plan and this Award Agreement. The Awardee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and this Award Agreement. The Awardee further agrees to notify the Company upon any change in Awardee’s residence address.
17. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Awardee and their respective permitted successors, assigns, heirs, beneficiaries and representatives.
18. Section 409A Compliance. To the extent that this Agreement and the award of Restricted Shares hereunder are or become subject to the provisions of Section 409A of the Code, the Company and the Awardee agree that this Agreement may be amended or modified by the Company, in its sole discretion and without the Awardee’s consent, as appropriate to maintain compliance with the provisions of Section 409A of the Code.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in Exhibit A.

ADGERO BIOPHARMACEUTICALS HOLDINGS, INC.

By:________________________________
      Name:
      Title:

AWARDEE

___________________________________
Name:

EXHIBIT A

ADGERO BIOPHARMACEUTICALS HOLDINGS, INC.

RESTRICTED STOCK AWARD AGREEMENT

(a).           Awardee’s Name:

(b).           Award Date:

(c).           Number of Restricted Shares Granted:

(d).           Restriction Period:

_______ (Initials)
Awardee

_______ (Initials)
Company Signatory

EXHIBIT B

ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder (the “Regulations”), and in connection with this election supplies the following information:

1. The name, address and taxpayer identification number of the undersigned are:

[Name]
[Address]
Social Security Number: ___-__-____

2. The election is being made with respect to [________] shares of [common stock] (the “Stock”) of Adgero Biopharmaceuticals Holdings, Inc., a Delaware corporation (the "Company").

3. The date on which the Stock was transferred to the undersigned was [_______________]. The taxable year for which this election is being made is calendar year [____].

4. The property is subject to the following restrictions:

The above-mentioned shares may not be transferred and are subject to forfeiture under the terms of an agreement between the taxpayer and the Company. These restrictions lapse upon the satisfaction of certain conditions contained in such agreement.

Disposition of the Stock also may be subject to restrictions imposed under applicable federal and state securities laws.

5. The fair market value of the Stock at the time of transfer (determined without regard to any lapse restriction, as defined in §1.83-3(i) of the Regulations) was $[___________].

6. [The undersigned did not pay any amount for the Stock. Therefore, $[______] (the full fair market value of the Stock stated above) is includible in the undersigned's gross income as compensation for services.]

7. A copy of this election has been furnished to the Company [and to the transferee of the Stock, if different from the taxpayer] as required by §1.83-2(d) of the Regulations.

Dated: ________________                                                                                                 ___________________________
                                                                                                                                            [taxpayer signature]

INSTRUCTIONS FOR FILING SECTION 83(B) ELECTION

Attached is a form of election under section 83(b) of the Internal Revenue Code. If you wish to make such an election, you should complete, sign and date the election and then proceed as follows:

1. Execute three counterparts of your completed election (plus one extra counterpart for each person other than you, if any who receives property that is the subject of your election), retaining at least one photocopy for your records.

2. Send one counterpart to the Internal Revenue Service Center with which you will file your Federal income tax return for the current via certified mail, return receipt requested. THE ELECTION SHOULD BE SENT IMMEDIATELY, AS YOU ONLY HAVE 30 DAYS FROM THE ISSUANCE/PURCHASE/GRANT DATE WITHIN WHICH TO MAKE THE ELECTION – NO WAIVERS, LATE FILINGS OR EXTENSIONS ARE PERMITTED.

3. Deliver one counterpart of the completed election to the Company for its files.

4. If anyone other than you (e.g., one of your family members) will receive property that is the subject of your election, deliver one counterpart of the completed election to each such person.

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